UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 25, 2015

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road

Salt Lake City, Utah 84020

(Address of principal executive offices) (Zip code)

(801) 523-3100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Two Board Members

On February 25, 2015, Len Jordan and Steven Vassallo each provided notice to Control4 Corporation (the “Company”) of their respective intentions to resign as a member of the Board of Directors (the “Board”) of the Company and all committees thereof to pursue other opportunities.  These resignations will be effective immediately following the Company’s annual meeting of stockholders, currently scheduled to be held on April 28, 2015.  Messrs. Jordan and Vassallo both serve in the class of the Company’s directors whose term expires at the Company’s annual meeting of stockholders to be held in 2017.  Mr. Jordan is currently a member of the Audit Committee and the Compensation Committee.  Mr. Vassallo is currently a member of the Compensation Committee.  Neither Mr. Vassallo’s nor Mr. Jordan’s departure is due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  A search is currently underway for replacement directors with applicable industry experience and broad operating capability, and the Company will make an announcement when the Board has elected any new directors.

New Appointments to the Audit and Compensation Committees

In addition, effective immediately the Board appointed James Caudill, a current member of the Board, to serve on the Audit Committee, and Jeremy Jaech, a current member of the Board, to serve on the Compensation Committee. Each of Messrs. Caudill and Jaech will receive compensation for his service on the respective committees of the Board in accordance with the Company’s director compensation policy, which is described in the Company’s most recent Proxy Statement filed on April 23, 2014.

Press Release

On February 27, 2015, the Company issued a press release regarding certain of the matters described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press release of Control4 Corporation, dated February 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

	By:	/s/ Dan Strong
Dan Strong Chief Financial Officer

Dated: February 27, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release of Control4 Corporation, dated February 27, 2015